Exhibit 5.1

LUSE GORMAN, PC

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

August 4, 2025

Board of Directors

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

Re: Financial Institutions, Inc. Second Amended and Restated 2015 Long-Term Incentive Plan

Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 400,000 additional shares of common stock, $0.01 par value (the “Shares”), of Financial Institutions, Inc. (the “Company”) to be issued pursuant to the Financial Institutions, Inc. Second Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”).

In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on the date hereof; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated Bylaws of the Company, as currently in effect; (iv) the Plan; (v) certain actions of the board of directors of the Company relating to the approval of the Plan, the filing of the Registration Statement, and certain related matters; and (vi) applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered. This opinion is limited to matters of New York corporate law.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Registration Statement, the Shares of the Company, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Registration Statement, and shall not be used for any other purpose or relied upon by any other person without the prior express written consent of this firm. We hereby consent to the use of this opinion in the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ LUSE GORMAN, PC
LUSE GORMAN, PC